UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant X
Filed by a Party other than the Registrant ___
Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))
Definitive Proxy Statement
X	Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

NEDAK ETHANOL, LLC
(Name of Registrant as Specified In Its Charter)
_____________________________________________
(Name of Person(s) Filing Proxy Statement if other than
the Registrant)

Payment of Filing Fee (Check the appropriate box)
X	No fee required
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11_____________________________________________________________.
1)	Title of each class of securities to which transaction applies:________________________________________________________________.
2)	Aggregate number of securities to which transaction applies: _______________________________________________________________.
3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _______________________________________________________________________________________.

4)	Proposed maximum aggregate value of transaction:_______________________________________________________________________.
5)	Total fee paid:___________________________________________________________________________________________________.

Fee paid previously with preliminary materials

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:______________________________________________________________.
2)	Form, Schedule or Registration Statement No.:_________________________________.
3)	Filing Party:___________________________________________________________.
4)	Date Filed:____________________________________________________________.

May 4, 2010

Important notice regarding the availability of proxy materials for the Members meeting to be held on June 16, 2010.

Dear Member of NEDAK Ethanol, LLC:

Internet Availability:
Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for our 2010 Annual Members Meeting are available on the internet.  This communication presents only an overview of the more complete proxy materials that are available on the internet or by mail (upon request).  We encourage you to access and review all of the important information contained in the proxy materials before voting.  In addition, we will separately mail to you the proxy card with return mail materials.  There will be no postage required using the return mail materials to be provided. Under applicable rules, we must wait 10 days before sending the proxy card to you.

The proxy statement, proxy card and the 2009 annual report to Members are available at www.nedakethanol.com.

If you would like to receive a paper or e-mail copy of these documents, you must request one.  There is no charge for you for requesting a copy.  Please make your request for a copy as instructed below on or before May 20, 2010 to facilitate timely delivery.

Annual Meeting Matters:
The 2010 Annual Members Meeting will be held on Wednesday, June 16, 2010, at 1:00 p.m. Central Standard Time at the Atkinson Community Center, West Highway 20, Atkinson, Nebraska 68713.  Only Members who own Membership Units as of April 26, 2010 (the “Record Date”) are entitled to notice of, and to vote at, the meeting and any adjournment thereof.  If you attend the Annual Meeting in June, you may nevertheless revoke the proxy and vote in person even though you previously mailed the proxy card.

Proposals to be voted on at the Annual Meeting are listed below.  The Board recommends that you vote FOR the proposal to re-elect the directors:

1.
To elect five Directors to serve until the 2013 Annual Members’ Meeting or until their respective successors shall be elected and qualified.  The Directors up for re-election are Paul Corkle, Paul Seger, Kirk Shane, Todd Shane and Gerald Winings.

2.	To transact such other business as may properly come before the meeting and any adjournment thereof.

This Notice also constitutes notice to Members of the 2010 Annual Members Meeting required under our Third Amended and Restated Operating Agreement.

Instructions:
You may access the following proxy materials at www.nedakethanol.com:

☑	Notice of the 2010 Annual Members Meeting	☑	The Company’s 2010 Proxy Statement
☑	The Company’s 2009 Annual Report	☑	A proxy card for the 2010 Annual Members Meeting

You may access your proxy materials and proxy card online by visiting www.nedakethanol.com.  Once you have carefully reviewed all of the proxy materials, please print off the proxy card, execute it and mail it to us at 87590 Hillcrest Road, P.O. Box 391, Atkinson, Nebraska 68713.  You do not need to provide any personal information to print off a proxy card—you will only need to confirm your Membership Unit ownership on the proxy card in order for your vote to be counted.

If you prefer a paper copy of the proxy materials, you may request one by sending an e-mail to Lisa Fix at lfix@nedakethanol.com, calling (877) 959-5570, or by making a request at www.nedakethanol.com.  You have the opportunity to make a request to receive paper copies for all future meetings or only for the 2010 Annual Members Meeting.  Unitholders as of the Record Date are encouraged and cordially invited to attend the 2010 Annual Members Meeting.

Directions on how to attend the 2010 Annual Members Meeting in person can be found at www.nedakethanol.com.